Exhibit 15.4

[Letterhead of Kudun and Partners Company Limited]

TO:	Sea Limited	DATE: April 17, 2026
1 Fusionopolis Place
#17-10, Galaxis
Singapore 138522

FROM:	Kudun and Partners Company Limited
34/3 Vivre Langsuan, 4th, 5th, and 6th Floor,
Soi Langsuan, Lumpini, Pathumwan,
Bangkok 10330, Thailand

Re: Annual Report on Form 20-F of Sea Limited

Dear Sir/Madam,

We hereby consent to the filing of this letter as an exhibit to the annual report on Form 20-F for the year ended December 31, 2025 of Sea Limited with the U.S. Securities and Exchange Commission and to the references to our name in such annual report, and further consent to the incorporation by reference into the Registration Statements on Form S-8 (No. 333-222071, No. 333-223551, No. 333-229137, No. 333-232859, No. 333-235799, No. 333-251873, No. 333-261969, No. 333-269099 and No. 333-276358). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Sincerely,

/s/ Kudun and Partners Company Limited

Kudun and Partners Company Limited